Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MEI Pharma, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-277201, 333‑186070, 333-184011, 333-174789, 333-146453, and 333-136440) and Form S-8 (No. 333-272627, 333-269666, 333-255830, 333-251976, 333-229554, 333-216103, 333-213278, 333-201703, 333-179591, 333-174790, 333-169719, and 333-156985) of MEI Pharma, Inc. of our report dated September 26, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10‑K.

/s/ BDO USA, P.C.

San Diego, California

September 19, 2024